Exhibit 99.12

CONSENT OF PERFORMANCE TRUST CAPITAL PARTNERS, LLC

Compass Sub North, Inc.
17 20th Street North
Suite 500
Birmingham, AL 35203

Attention: Board of Directors

RE: Proxy Statement/Prospectus, which forms a part of the Registration Statement on Amendment No. 1 to Form S-4 (the “Registration Statement”) of Compass Sub North, Inc. (“New CommerceOne”), relating to the proposed transaction between CommerceOne Financial Corporation (“CommerceOne”) and Green Dot Corporation (“Green Dot”)

Members of the Board:

We hereby consent to the inclusion of our opinion letter dated November 23, 2025 to the Board of Directors of New CommerceOne as an Annex to the Proxy Statement/Prospectus included in the Registration Statement (the “Proxy Statement/Prospectus”) filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “SUMMARY — Risk Factors,” “SUMMARY — Opinion of CommerceOne’s Financial Advisor,” “RISK FACTORS — The fairness opinions delivered by Performance Trust Capital Partners, LLC and Citigroup Global Markets Inc., respectively, to CommerceOne’s and Green Dot’s respective boards of directors in connection with the Merger Agreement will not reflect any changes in circumstances that may have occurred since the date of such opinion,” “THE MERGERS — Background of the Mergers and the Payments Sale,” “THE MERGERS — CommerceOne’s Reasons for the Mergers; Recommendation of the CommerceOne Board of Directors,” “THE MERGERS — Opinion of CommerceOne’s Financial Advisor,” and “THE MERGERS — Certain Unaudited Prospective Financial Information.”

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

April 7, 2026

/s/ PERFORMANCE TRUST CAPITAL PARTNERS, LLC
PERFORMANCE TRUST CAPITAL PARTNERS, LLC